Exhibit 99.1

CONTACT: Scott B. Flaherty
Chief Financial Officer
NEWS RELEASE	(415) 408-4700

Willis Lease Finance Reports Third Quarter Pretax Profit of $6.5 Million

NOVATO, CA — November 4, 2016 — Willis Lease Finance Corporation (NASDAQ: WLFC), the leader in independent financing, trading and servicing for both engines and aircraft, today reported quarterly pretax income of $6.5 million in the third quarter of 2016, up $1.9 million, or 40%, when compared to third quarter 2015 pretax income.  Net income for the third quarter increased by $1.4 million, or 56%, to $4.0 million, or $0.62 per diluted share, from $2.6 million, or $0.32 per diluted share, in the third quarter of 2015. Earnings in the third quarter of 2016 included a $2.0 million non-cash charge associated with the write-down of equipment.

“Our core leasing business continued to drive top line growth and bottom line profitability, achieving 92% utilization at quarter end,” said Charles F. Willis, Chairman and CEO.  “At the moment, we continue to see strong leasing demand across all engine types, and we are actively growing the portfolio to meet that demand.”

“We had a very active third quarter, as we continue to position ourselves for the future,” said Brian R. Hole, President. “The leasing business is obviously strong, and we added nearly $43 million of income producing assets in the quarter and sold over $4 million of spare parts and equipment. Just after quarter end, we closed a $20 million preferred equity offering and then purchased the assets of Total Engine Support Limited (TES), both of which reinforce our growth strategy across our leasing, trading and asset management and technical services businesses,” explained Mr. Hole.

Third Quarter 2016 Highlights (at or for the periods ended September 30, 2016, compared to September 30, 2015, and December 31, 2015):

•                  Lease rent revenue grew 11.5% to $31.3 million in the third quarter of 2016 from $28.1 million in the year ago comparable period. Total lease rent revenue for the nine months ended September 30, 2016, was $88.7 million, up 12.0%, from the corresponding year ago period.

•                  Average utilization in the third quarter of 2016 was 91%, up from 90% in the second quarter of 2016.

•                  Pretax income of $6.5 million is up $1.9 million or 40% from the year ago comparable period.

•                  Third quarter net income was $4.0 million, or $0.62 per diluted share, as compared to $2.6 million or $0.32 per diluted share in the comparable year ago period.

•                  The book value of owned and managed engines and aircraft was approximately $1.4 billion at the end of the third quarter.

•                  Tangible book value per share increased 8% to $29.88 at September 30, 2016, compared to $27.72 at December 31, 2015.

•                  The Company purchased a total of 116,000 shares of common stock in the quarter under the Company’s five-year share repurchase plan.

•                  Liquidity available from the revolving credit facility was $303 million at September 30, 2016, up from $151 million at December 31, 2015.

•                  During the quarter, the Company purchased one aircraft and nine engines for a total purchase price of $42.8 million.

•                  The Company issued 1,000,000 shares of 6.5% Series A Preferred Stock, $0.01 par value per share at a purchase price of $20.00 per share in October 2016.

•                  On October 26, 2016, the Company purchased, through its wholly owned subsidiary Willis Asset Management Limited, the assets of Total Engine Support Limited a UK-based, leading asset management, technical services and consultancy business.

Balance Sheet

As of September 30, 2016, Willis Lease had 208 commercial aircraft engines, 10 aircraft and 5 aircraft parts packages and other engine-related equipment in its lease portfolio, with a net book value of $1.1 billion.  The Company’s funded debt-to-equity ratio was 4.51 to 1 at quarter end compared to 4.14 to 1 at December 31, 2015.

Willis Lease Finance

Willis Lease Finance Corporation leases large and regional spare commercial aircraft engines, auxiliary power units and aircraft to airlines, aircraft engine manufacturers and maintenance, repair and overhaul providers in 120 countries. These leasing activities are integrated with engine and aircraft trading, engine lease pools supported by cutting edge technology, as well as various end-of-life solutions for aircraft, engines and aviation materials provided through its subsidiary, Willis Aeronautical Services, Inc.

Except for historical information, the matters discussed in this press release contain forward-looking statements that involve risks and uncertainties.  Do not unduly rely on forward-looking statements, which give only expectations about the future and are not guarantees.  Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them.  Our actual results may differ materially from the results discussed in forward-looking statements.  Factors that might cause such a difference include, but are not limited to: the effects on the airline industry and the global economy of events such as terrorist activity, changes in oil prices and other disruptions to the world markets; trends in the airline industry and our ability to capitalize on those trends, including growth rates of markets and other economic factors; risks associated with owning and leasing jet engines and aircraft; our ability to successfully negotiate equipment purchases, sales and leases, to collect outstanding amounts due and to control costs and expenses; changes in interest rates and availability of capital, both to us and our customers; our ability to continue to meet the changing customer demands; regulatory changes affecting airline operations, aircraft maintenance, accounting standards and taxes; the market value of engines and other assets in our portfolio; and risks detailed in the Company’s Annual Report on Form 10-K and other continuing reports filed with the Securities and Exchange Commission.

Consolidated Statements of Income (Loss)

(In thousands, except per share data, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		%	September 30,		%
	2016	2015	Change	2016	2015	Change
REVENUE
Lease rent revenue	$31,270	$28,055	11.5%	$88,727	$79,197	12.0%
Maintenance reserve revenue	14,229	16,119	(11.7)%	45,562	39,035	16.7%
Spare parts and equipment sales	4,160	9,133	(54.5)%	10,465	15,000	(30.2)%
Gain on sale of leased equipment	180	3,804	(95.3)%	3,430	7,666	(55.3)%
Other revenue	1,622	619	162.0%	3,614	1,978	82.7%
Total revenue	51,461	57,730	(10.9)%	151,798	142,876	6.2%

EXPENSES
Depreciation and amortization expense	16,628	17,102	(2.8)%	49,235	52,390	(6.0)%
Cost of spare parts and equipment sales	3,066	5,919	(48.2)%	7,785	10,219	(23.8)%
Write-down of equipment	1,995	5,498	(63.7)%	5,924	8,580	(31.0)%
General and administrative	12,257	11,742	4.4%	34,694	30,826	12.5%
Technical expense	1,414	3,570	(60.4)%	4,913	7,836	(37.3)%
Net finance costs
Interest expense	10,230	9,805	4.3%	30,635	29,232	4.8%
Loss (gain) on extinguishment of debt	—	—	0.0%	137	(1,151)	n/a
Total net finance costs	10,230	9,805	4.3%	30,772	28,081	9.6%
Total expenses	45,590	53,636	(15.0)%	133,323	137,932	(3.3)%

Earnings from operations	5,871	4,094	43.4%	18,475	4,944	273.7%

Earnings from joint ventures	631	558	13.1%	874	1,127	(22.4)%

Income before income taxes	6,502	4,652	39.8%	19,349	6,071	218.7%
Income tax expense	2,517	2,101	19.8%	7,987	2,648	201.6%
Net income	$3,985	$2,551	56.2%	$11,362	$3,423	231.9%

Basic earnings per common share	$0.63	$0.33		$1.69	$0.44

Diluted earnings per common share	$0.62	$0.32		$1.66	$0.43

Average common shares outstanding	6,307	7,839		6,711	7,843
Diluted average common shares outstanding	6,448	7,963		6,849	8,011

Consolidated Balance Sheets

(In thousands, except share data, unaudited)

	September 30, 2016	December 31, 2015
ASSETS
Cash and cash equivalents	$10,653	$9,732
Restricted cash	28,217	33,026
Equipment held for operating lease, less accumulated depreciation	1,118,202	1,109,168
Maintenance rights	16,774	12,140
Equipment held for sale	13,899	23,454
Operating lease related receivable, net of allowances	12,128	13,626
Spare parts inventory	19,235	20,826
Investments	43,314	41,295
Property, equipment & furnishings, less accumulated depreciation	16,545	20,247
Intangibles assets, net	758	932
Other assets	11,603	9,839
Total assets	$1,291,328	$1,294,285

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued expenses	$15,700	$21,665
Deferred income taxes	102,788	96,154
Notes payable	885,643	866,089
Maintenance reserves	61,160	71,054
Security deposits	24,530	25,010
Unearned lease revenue	5,033	5,090
Total liabilities	1,094,854	1,085,062

Shareholders’ equity:
Common stock ($0.01 par value)	$66	$75
Paid-in capital in excess of par	5,940	28,720
Retained earnings	192,311	180,949
Accumulated other comprehensive loss, net of tax	(1,843)	(521)
Total shareholders’ equity	196,474	209,223

Total liabilities and shareholders’ equity	$1,291,328	$1,294,285